                           AGREEMENT BY AND BETWEEN
                              Bay View Bank, N.A.
                             San Mateo, California
                                      and
                 The Office of the Comptroller of the Currency

     Bay View Bank, N.A., San Mateo, California (Bank) and the Comptroller of the Currency of the United States of America (Comptroller) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules, and regulations.

     The Comptroller, through his National Bank Examiner, has examined the Bank, and his findings are contained in a Letter to the Board of Directors, dated August 11, 2000 (Letter).

     In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (Board), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.



                                   ARTICLE I

                                  JURISDICTION
                                  ------------

     (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. (S) 1818(b)(1).

     (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. (S) 1818(e)(1) and 12 U.S.C. (S) 1818(i)(2).

     (3) This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. (S) 5.51(c)(6)(ii). See 12 U.S.C. (S) 1831i.
                                                    ---

     (4) This Agreement shall be construed to be a "written agreement" within the meaning of 12 U.S.C. (S) 1818(u)(1)(A).

     (5) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

          Assistant Deputy Comptroller, Mid-Size Banks
          Southwestern District Office
          500 N. Akard Street, Suite 1600
          Dallas, Texas  75201-3342




                                  ARTICLE II

                                STRATEGIC PLAN
                                --------------

     (1) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a new written strategic plan for the Bank covering at least a three-year period. The strategic plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development, and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives, and adequate contingency plans should the stated objectives not be achieved. At a minimum, the strategic plan shall include:

          (a) a mission statement that forms the framework for the establishment of strategic goals and objectives;

          (b) an assessment of the Bank's present and future operating environment;

          (c) the development of strategic goals and objectives to be accomplished over the short and long term;

          (d) an identification of the Bank's present and future product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

          (e) an evaluation of the Bank's internal operations, staffing requirements, board and management information systems, and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under
               (1)(c) of this Article;

          (f) systems to monitor the Bank's progress in meeting the plan's goals and objectives; and

          (g) adequate contingency plans should the Bank not achieve the plan's goals and objectives.

     (2) Upon adoption, a copy of the plan shall be forwarded to the Assistant Deputy Comptroller for review and approval.

     (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.




                                  ARTICLE III

                    MANAGEMENT AND BOARD SUPERVISION STUDY
                    --------------------------------------

     (1) Within sixty (60) days, the Board shall complete a study of current management and Board supervision, the Bank's management structure, and its staffing requirements in light of the Bank's present condition and its stated strategic planning goals and objectives in Article II. The findings and recommendations of the Board shall be set forth in a written report. At a minimum, the report shall contain:

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          (a)  the identification of present and future management and staffing requirements of each area of the Bank;

          (b) recommendations as to whether management or staffing changes should be made, including the need for additions to or deletions from the current management team;

          (c) an assessment of whether Board members are receiving adequate information on the operation of the Bank to enable them to fulfill their fiduciary responsibilities and other responsibilities under law;

          (d) recommendations to expand the scope, frequency, and sufficiency of information provided to the Board by management; and

          (e) recommendations to correct or eliminate any other deficiencies in the supervision or organizational structure of the Bank.

     (2) Within thirty (30) days of completion of this study, the Board shall develop, implement, and thereafter ensure Bank adherence to a written plan, with specific time frames, that will correct any deficiencies which are noted in the study.

     (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

     (4) A written summary of the Board's plan and the Board's study shall be forwarded to the Assistant Deputy Comptroller. The Assistant Deputy Comptroller shall retain the right to determine the adequacy of the report and its compliance with the terms of this Agreement. In the event the written plan, or any portion thereof, is not implemented, the Board shall immediately advise the Assistant Deputy Comptroller, in writing, of specific reasons for deviating from the plan.

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                                  ARTICLE IV

                        CAPITAL PLAN AND EARNINGS PLAN
                        ------------------------------

     (1) Effective immediately, until approval of the Bank's new capital and earnings programs by the Assistant Deputy Comptroller, the Bank shall not declare or distribute any dividends without the prior written approval of the Assistant Deputy Comptroller.

     (2) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three-year capital program. The program shall include:

          (a)  specific plans for the maintenance of adequate capital;

          (b) projections for growth and capital requirements based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

          (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

          (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

          (e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

          (f) a dividend policy that permits the declaration of a dividend only:

               (i) when the Bank is in compliance with its approved capital program;

               (ii) when the Bank is in compliance with 12 U.S.C. (S)(S) 56 and 60; and

               (iii) with the prior written approval of the Assistant Deputy Comptroller.

     (3) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a new written earnings plan to improve and sustain the earnings of the Bank. This plan shall include, at a minimum, the following elements:

          (a) identification of the major areas in and means by which the Board will seek to improve the Bank's operating performance;

          (b) realistic and comprehensive budgets, including projected balance sheets and year-end income statements;

          (c) a budget review process to monitor both the Bank's income and expenses, and to compare actual figures with budgetary projections; and

          (d) a description of the operating assumptions that form the basis for major projected income and expense components.

     (4) Upon completion, the Bank's capital and earnings programs shall be submitted to the Assistant Deputy Comptroller for approval. Upon approval by the Assistant Deputy Comptroller, the Bank shall implement and adhere to the capital and earnings programs. The Board shall review and update the Bank's capital program on an annual basis, or more frequently if necessary. The Board shall forward comparisons of its balance sheet and profit and loss statement to the earnings plan projections to the Assistant Deputy Comptroller on a quarterly basis. Copies of the reviews and updates pursuant to this Article shall be submitted to the Assistant Deputy Comptroller.

     (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the programs developed pursuant to this Article.

                                   ARTICLE V

                                RISK MANAGEMENT
                                ---------------

     (1) Within thirty (30) days, the Board shall review the Bank's risk management program, including the charter, composition, and activities of the Bank's Risk Management Committee. At a minimum, the written risk management program should include the following:

          (a) identification of existing credit, interest rate, liquidity, transaction, compliance, strategic, reputation, price, and foreign currency translation risks, and a written analysis of those risks;

          (b) action plans and time frames to reduce risks where exposure is high, particularly with regard to credit risk, which impacts directly on liquidity, compliance, strategic, and reputation risks, as more fully discussed in the Letter, and other correspondence from the Comptroller;

          (c) policies, procedures, or standards which limit the degree of risk the Board is willing to incur, consistent with the strategic plan and the Bank's financial condition. This includes analyzing and limiting the risks associated with any new lines of business which the Board undertakes. The procedures shall ensure that strategic direction and risk tolerances are effectively communicated and followed throughout the Bank and should describe the actions to be taken where noncompliance with risk policies is identified;

          (d) systems to measure and control risks within the Bank. Measurement systems should provide timely and accurate risk reports by customer, by department or division, and bankwide as appropriate; and

          (e) procedures to ensure that Bank employees have the necessary skills to supervise effectively the current and the new business risks within the Bank, and procedures to describe the actions to be taken to address deficiencies in staff levels and skills.

The risk management program shall be consistent with the Large Bank Supervision booklet, EP-LB, of the Comptroller's Handbook.
                       ----------------------

     (2) Within thirty (30) days, the Board shall identify and appoint a qualified individual as Risk Manager to implement the Bank's risk management program. The Board shall ensure that the individual possesses the necessary risk management experience and skills to adequately perform the required responsibilities. This individual shall report to the Board of Directors of the Bank and shall be independent of other Bank operations. Prior to the appointment of an individual to this position, the Assistant Deputy Comptroller shall have the power of veto over the appointment of this person. However, the failure to exercise such veto power shall not constitute an approval or endorsement of the proposed individual.

     (3) Within thirty (30) days, the Board shall review management's adherence to a program to reduce the high level of credit risk in the Bank. The program shall include, but not be limited to:

          (a) procedures to strengthen credit underwriting, particularly in the Bay View Franchise Mortgage Acceptance Corporation (BVFMAC) loan portfolio;

          (b) procedures to strengthen management of BVFMAC operations and to maintain an adequate, qualified staff in all BVFMAC functional areas;

          (c)  procedures for strengthening collections; and

          (d)  an action plan to control loan growth in BVFMAC.

     (4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

     (5) The requirement to submit information and the prior veto provisions of this Article are based on the authority of 12 U.S.C. (S) 1818(b) and do not require the Comptroller to complete his review and act on any such information or authority within ninety (90) days.

     (6) The Board shall submit a copy of the program to the Assistant Deputy Comptroller.




                                  ARTICLE VI

                                INTERNAL AUDIT
                                --------------

     (1) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a new independent, internal audit program sufficient to adequately monitor and evaluate the internal audit services provided by its outsourced internal audit service provider, and shall assess the impact on the Bank of any audit deficiencies cited in such reports. The Bank's internal audit program shall be consistent with the requirements contained in OCC Bulletin 98-1, Interagency Policy Statement on Internal Audit and Internal
                   -----------------------------------------------------------
Audit Outsourcing and the Internal and External Audits booklet (June 2000) of
-----------------
the Comptroller's Handbook.
    ----------------------

     (2) The Board shall ensure that the Bank has processes, personnel, and control systems, including a qualified and accountable Bank officer responsible for oversight of the program, to ensure implementation of and adherence to the program developed pursuant to this Article.

     (3) The Board shall ensure that the audit program is independent. The persons responsible for implementing the internal audit program described above shall report directly to the Board, or a committee thereof, that shall have the sole power to direct their activities. All reports prepared by the audit staff shall be filed directly with the Board and not through any intervening party.

     (4) All audit reports shall be in writing. The Board shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports, and that auditors maintain a written record describing those actions.

     (5) The audit staff shall have access to any records necessary for the proper conduct of its activities. National bank examiners shall have access to all reports and work papers of the audit staff and any other parties working on its behalf.

     (6) Upon adoption, a copy of the internal audit program shall be promptly submitted to the Assistant Deputy Comptroller.



                                  ARTICLE VII

                             INTERNAL LOAN REVIEW
                             --------------------

     (1) Within thirty (30) days, the Board shall establish a new effective, independent and ongoing loan review system to review, at least quarterly, the Bank's loan and lease portfolios to assure the timely identification and categorization of problem credits. The system shall provide for a written report to be filed with the Board after each review and shall use a loan and lease grading system consistent with the guidelines set forth in Section 215 of the Comptroller's Handbook for National Bank Examiners. Such reports shall, at a
--------------------------------------------------
minimum, include conclusions regarding:

          (a)  the overall quality of the loan and lease portfolios;

          (b) the identification, type, rating, and amount of problem loans and leases;

          (c)  the identification and amount of delinquent loans and leases;

          (d)  credit and collateral documentation exceptions;

          (e) the identification and status of credit related violations of law, rule, or regulation;

          (f) the identity of the loan officer who originated each loan reported in accordance with subparagraphs (b) through (e) of the Article;

          (g)  concentrations of credit;

          (h) loans and leases to executive officers, directors, principal shareholders, and their related interests of the Bank; and

          (i) loans and leases not in conformance with the Bank's lending and leasing policies, and exceptions to the Bank's lending and leasing policies.

     (2) A written description of the program called for in this Article shall be forwarded to the Assistant Deputy Comptroller upon implementation.

     (3) The Board shall ensure that the Bank has processes, personnel, and control systems, including a qualified and accountable Bank officer responsible for oversight of the system, to ensure implementation of and adherence to the program developed pursuant to this Article.

     (4) The Board shall evaluate the internal loan and lease review report(s) and shall ensure that immediate, adequate, and continuing remedial action, if appropriate, is taken upon all findings noted in the report(s).

     (5) A copy of the reports submitted to the Board, as well as documentation of the action taken by the Bank to collect or strengthen assets identified as problem credits, shall be preserved in the Bank.

                                 ARTICLE VIII

                         TRANSACTIONS WITH AFFILIATES
                         ----------------------------

     (1) The Bank shall comply with applicable laws and regulations pertaining to transactions with affiliates, including Sections 23A and 23B of the Federal Reserve Act ("FRA") (12 U.S.C. (S)(S) 371c and 371c-1).

     (2) The Bank shall, consistent with safe and sound banking practices, immediately take action to correct any violations of Sections 23A and 23B of the FRA.

     (3) Within thirty (30) days, the Board shall establish, implement, and thereafter ensure Bank adherence to a written policy and procedures to prevent future violations of Sections 23A and 23B of the FRA.

     (4) The Board shall ensure that the Bank has policies, processes, personnel, and control systems to ensure implementation of and adherence to the procedures developed pursuant to this Article.



                                  ARTICLE IX

                                    CLOSING
                                    -------

     (1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or approval, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board will:

          (i) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

          (ii) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

          (iii) follow-up on any non-compliance with such actions in a timely and appropriate manner; and

          (iv) require corrective action be taken in a timely manner of any non-compliance with such actions.

     (3) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

     (4) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

     (5) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his/her hand on behalf of the Comptroller.

/s/ John Robinson                                                 9/6/00
--------------------------                              ------------------------
John Robinson                                           Date
Deputy Comptroller
Western District Office


     IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.


/s/ Paula R. Collins                                              9/6/00
--------------------------                              ------------------------
Paula R. Collins                                        Date


--------------------------                              ------------------------
Roger K. Easley                                         Date


/s/ Thomas M. Foster                                              9/6/00
--------------------------                              ------------------------
Thomas M. Foster                                        Date


/s/ John R. McKean                                                9/6/00
--------------------------                              ------------------------
John R. McKean                                          Date


/s/ Angelo J. Siracusa                                            9/6/00
--------------------------                              ------------------------
Angelo J. Siracusa                                      Date


/s/ Edward H. Sonker                                              9/6/00
--------------------------                              ------------------------
Edward H. Sonker                                        Date



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